UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report: May 5, 2005 (Date of Earliest Event Reported: April 29, 2005))

POLYMER GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405
(Address of Principal Executive Offices, including Zip Code)

(843) 329-5151
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On August 18, 2003, The Intertech Group, Inc. (“TIG”), an affiliate of Jerry Zucker, the former Chief Executive Officer of Polymer Group, Inc. (the “Company”), filed a claim in the Court of Common Pleas for the Ninth Judicial Circuit for the State of South Carolina, seeking damages associated with a lease agreement, sublease and an alleged services agreement, between the Company and TIG, associated with the lease by the Company of its former corporate headquarters and the provision of shared administrative services.  The damages sought in the complaint totaled $7.7 million plus attorney’s fees.

On April 29, 2005, the Company entered into a Settlement Agreement, Receipt and Release (the “Settlement Agreement”) with Mr. Zucker, TIG, ZS Associates LLC (an affiliate of Mr. Zucker) and MatlinPatterson Global Advisers LLC (on behalf of itself and the various affiliated entities named in the Settlement Agreement).  Pursuant to the Settlement Agreement, the Company paid TIG $3.1 million as full and final settlement.  In addition, the Settlement Agreement contains mutual, general releases of any and all claims by and among the parties thereto, and a requirement that the Company and TIG file a joint stipulation dismissing, with prejudice, TIG’s lawsuit against the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: May 5, 2005	/s/ Willis C. Moore III
Willis C. Moore III
Chief Financial Officer